UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

LTS Nutraceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162469	27-0374885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 East Las Olas Blvd.
Suite 830
Ft. Lauderdale, Florida 33301
 (Address of principal executive offices) (zip code)

(954) 462-8895
 (Registrant's telephone number, including area code)

Copies to:
Jolie Kahn, Esq.
61 Broadway, Suite 2820
New York, New York 10006
Phone: (212) 422-4910
Fax: (866) 705-3071

STONE HARBOR INVESTMENTS, INC.
7985 113th Street, Suite 211
Seminole, FL 33772
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Stone Harbor Investments, Inc. (the "Company") dismissed Brimmer Burek & Keelan LLP (the "Former Auditor") as its independent registered public accounting firm, effective May 13, 2011, and has engaged Marcum, LLP as its new independent registered public accounting firm, effective as of May 13, 2011. The Company's Board of Directors made the decision to change independent accountants. As described below, the change in independent registered public accounting firm is not the result of any disagreement with the Former Auditor.

(a) Previous Independent Accountants

On May 13, 2011, the Company dismissed the Former Auditor as its independent registered public accounting firm.

The reports of the Former Auditor on the Company's consolidated financial statements as of and for the years ended June 30, 2010 and June 30, 2009, did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, with the exception of a standard going concern qualification.

During the two most recent fiscal years and through May 13, 2011, there (a) have been no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of such disagreements in its reports on the financial statements for such years and (b) were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that the Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from the Former Auditor is attached hereto as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New Independent Accountants

On May 13, 2011, the Company engaged Marcum, LLP (the "New Auditor"), as its independent registered public accounting firm for the year ending December 31, 2011. The Audit Committee made the decision to engage the New Auditor acting under the authority delegated to it by the Company's Board of Directors.

The Company has not consulted with the New Auditor during its two most recent fiscal years or during any subsequent interim period prior to its appointment as New Auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 8.01.  Other Events.
Effective May 13, 2011, FINRA approved the change of the Company’s name from Stone Harbor Investments, Inc. to LTS Nutraceuticals, Inc. and the Company’s trading symbol changed to “LTSN” from “SHBV”.

FINRA also announced approval of the Company’s 50:1 forward stock split as a dividend on May 17, 2011 with a payment date of May 18, 2011 and an ex-dividend date of May 19, 2011.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit
Number	Description of Exhibit

16.1	Letter from Brimmer, Burek and Keelan LLPg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTS Nutraceuticals, Inc.

Dated: May 13, 2011	By:	/s/ Jerry Rayman
Name: Jerry Rayman

EXHIBIT INDEX

Exhibit 16.1	Letter from Brimmer, Burek and Keelan LLPg